AMENDMENT
TO THE
CLEARWATER PAPER CORPORATION
ANNUAL INCENTIVE PLAN

The Clearwater Paper Corporation Annual Incentive Plan, dated effective as of January 1, 2014 (the “Plan”), is hereby amended as follows:

Effective as of January 1, 2016, Section 2(t) of the Plan is amended to read as follows:
(t)        “Retirement” means the Participant’s termination of service for the Corporation on or after the earlier of his or her (A) attainment of age 65 or (B) attainment of age 55 and completion of 10 years of service for the Corporation.

Date: 5/5/2016                CLEARWATER PAPER CORPORATION

By: /s/ Kari G. Moyes
Name:    Kari G. Moyes
Title:    Senior Vice President, Human Resources